Exhibit 99.1

FOR IMMEDIATE RELEASE

MCF CORPORATION ANNOUNCES FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2008

SAN FRANCISCO – May 6, 2008 – MCF Corporation (NASDAQ: MERR) today released earnings for the first quarter 2008.

First Quarter Financial Highlights

–	Total revenue was $11.8 million, an 18 % decrease from the first quarter 2007

–	Commissions revenue was $8.5 million, an 18% increase over first quarter 2007

–	Investment banking revenue was $3.4 million, a 19% decrease over first quarter 2007

–	Combined recurring revenue from Institutional Cash Distributors (ICD) and Panel Intelligence, LLC was $3.9 million, a 7% sequential increase over fourth quarter 2007

–	Principal transactions were down $1.3 million, compared with first quarter 2007 revenue of $2.6 million. Proprietary trading losses were partially offset by gains in the firm’s warrant and restricted stock portfolio

–	Total recurring revenue* was 30% of total revenue, compared to 10% in the first quarter 2007

–	Net loss for the quarter was $7.0 million, or $0.57 per share, compared with a net income of $69,000 for the first quarter 2007, or $0.01 per share

–	Financial Condition:

–	The remaining long-term debt was converted to common stock in April 2008

–	Total assets were $42.5 million, compared with $27.8 million as of first quarter 2007

–	Stockholders’ equity was $29 million, compared with $17.1 million as of first quarter 2007

“The first quarter of 2008 was one of the toughest periods I’ve seen,” said Jon Merriman, chief executive officer of MCF Corporation. “While we posted a loss this quarter, our balance sheet remains strong and has grown substantially over the past 12 months. I am pleased that Panel Intelligence is hitting its stride and ICD was very strong – both added significantly to our quarterly revenue for the first time. We lost money in principal transactions primarily due to unrealized losses in proprietary trading positions, even though we took significant chips off the table last year. An important bright spot for us was our growth in recurring revenues, which continue to be a crucial focus for us. As difficult as last quarter was, we remain well positioned to be opportunistic in this environment and make our platform more consistently profitable.”

* Total recurring revenue includes revenues from Panel Intelligence, LLC, MCF Asset Management, LLC, Institutional Cash Distributors (ICD), OTCQX Advisory Group and Capital Access Group

Conference Call for the First Quarter 2008 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s first quarter 2008 results with investors and financial analysts on Wednesday, May 7, 2008 at 8 AM (PT) /11 AM (ET). Interested listeners and participants may access the live conference call by dialing (800) 218-0713 or may access the live Web broadcast at the Company’s Web site, www.mcfco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (NASDAQ: MERR) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and primary research through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC and Panel Intelligence, LLC. MCF is focused on providing a full range of specialized and integrated services to institutional investors and corporate clients.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-Q filed on May 6, 2008. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-Q filed on May 6, 2008, together with this press release and the financial information contained herein, is available on our website by going to www.mcfco.com and clicking on “Investor Relations.”

This release is for information purposes only and should not be regarded as an offer to sell or solicitation to buy the securities or other instruments of the companies mentioned.

*    *    *

At the Company: Christopher Aguilar General Counsel (415) 248-5634 ags@mcfco.com	Investor Contact: John Baldissera BPC Financial Marketing (800) 368-1217	Media Contact: Michael Mandelbaum Mandelbaum Partners (310) 785-0810 michael@mandelbaumpartners.com

MCF CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Commissions	$8,468,710	$7,165,707
Principal transactions	(1,315,076)	2,613,124
Investment banking	3,376,411	4,232,471
Primary research	1,541,794	—
Advisory and other	(303,534)	311,842

Total revenue	11,768,305	14,323,144
Operating expenses:
Compensation and benefits	13,170,642	10,810,287
Brokerage and clearing fees	775,301	632,641
Cost of primary research	585,164	—
Professional services	827,485	381,478
Occupancy and equipment	537,182	442,528
Communications and technology	939,978	812,936
Depreciation and amortization	143,224	181,021
Amortization of intangible assets	116,535	—
Travel and business development	959,594	469,202
Other	838,870	591,944

Total operating expenses	18,893,975	14,322,037

Operating income (loss)	(7,125,670)	1,107
Interest income	96,404	122,493
Interest expense	(20,707)	(54,344)

Net income (loss)	$(7,049,973)	$69,256

Basic net income (loss) per share	$(0.57)	$0.01

Diluted net income (loss) per share	$(0.57)	$0.01

Weighted average common shares outstanding:
Basic	12,289,582	10,336,328
Diluted	12,289,582	11,459,376

MCF CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(unaudited)

	March 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$10,365,973	$31,962,201
Securities owned:
Marketable, at fair value	13,836,055	14,115,022
Not readily marketable, at estimated fair value	3,528,433	2,250,668
Other	1,711,014	2,254,120
Restricted cash	1,130,071	689,157
Due from clearing broker	1,113,234	1,251,446
Accounts receivable, net	1,931,673	4,008,729
Prepaid expenses and other assets	2,575,472	1,716,814
Equipment and fixtures, net	1,174,807	1,245,692
Intangible assets	1,833,280	1,949,815
Goodwill	3,338,016	3,129,667

Total assets	$42,538,028	$64,573,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,557,812	$957,969
Commissions and bonus payable	4,442,029	17,517,032
Accrued expenses	4,948,246	6,351,598
Due to clearing and other brokers	18,345	6,865
Securities sold, not yet purchased	1,548,826	3,804,558
Capital lease obligation	756,044	890,272
Convertible notes payable, net	200,000	197,416
Notes payable	16,712	41,573

Total liabilities	13,488,014	29,767,283

Commitments and contingencies
Stockholders’ equity:
Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2008 and December 31, 2007, respectively; aggregate liquidation preference of $0	—	—
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 1,250,000 shares issued and 0 shares outstanding as of March 31, 2008 and December 31, 2007; aggregate liquidation preference of $0	—	—
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 1,685,714 shares issued and 0 shares outstanding as of March 31, 2008 and December 31, 2007; aggregate liquidation preference of $0	—	—
Common stock—$0.0001 par value; 300,000,000 shares authorized; 12,597,334 and 12,310,886 shares issued and 12,570,906 and 12,284,448 shares outstanding as of March 31, 2008 and December 31, 2007, respectively	1,261	1,232
Additional paid-in capital	125,304,193	124,010,283
Treasury stock	(125,613)	(125,613)
Accumulated deficit	(96,129,827)	(89,079,854)

Total stockholders’ equity	29,050,014	34,806,048

Total liabilities and stockholders’ equity	$42,538,028	$64,573,331